UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
CITIZENS, INC.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value or transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or
Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

SOLICITATION OF PROXIES
PROXIES
RECORD DATE
QUORUM AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CONTROL OF THE COMPANY
PROPOSAL NO. 1 ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
CERTAIN REPORTS
EXECUTIVE OFFICERS
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE
COMPENSATION COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PRINCIPAL ACCOUNTANT FEES AND SERVICES
RATIFICATION OF APPOINTMENT OF OUR REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
AUDIT COMMITTEE
OTHER BUSINESS
ANNUAL REPORT AND OTHER MATERIAL
ELECTRONIC DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT
SHAREHOLDER PROPOSALS
CORPORATE GOVERNANCE INFORMATION AVAILABILITY
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF CITIZENS, INC.
Executive Offices: 400 East Anderson Lane, Austin, Texas 78752
To the Shareholders of Citizens, Inc.:
Notice is hereby given that the Annual Meeting of Shareholders of Citizens, Inc. will be held Tuesday, June 5, 2007, at 10:00 a.m., Central Daylight Time, at Citizens Academy, 18617 East Highway 29, Buchanan Dam, Texas 78609, for the following purposes:
(1)	To elect the nine (9) members of the Board of Directors of the Company to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s registered independent public accounting firm for 2007; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.
It is important, regardless of the number of shares you hold, that your stock be represented at the meeting by a signed proxy card or personal attendance.
Shareholders are cordially invited to attend the meeting in person. Please complete and sign the enclosed proxy card and mail it promptly to the transfer agent in the envelope provided. No postage is required. Internet and telephone voting are also available through 1:00 a.m. Central Time the day prior to the annual meeting day. If you vote your proxy by Internet or by telephone, you do not need to mail back your proxy card. If you attend the meeting you may revoke your proxy and vote in person. IF YOUR SHARES ARE HELD IN STREET OR NOMINEE NAME, PLEASE RESPOND TO THE RECORD HOLDER’S COMMUNICATION WITH YOU AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.
By Order of the Board of Directors

/s/ Geoffrey M. Kolander
April 30, 2007	Secretary

CITIZENS, INC.
400 East Anderson Lane
Austin, Texas 78752
April 30, 2007
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2007
SOLICITATION OF PROXIES
This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Citizens, Inc., for use at the Annual Meeting of Shareholders to be held Tuesday, June 5, 2007, at 10:00 a.m., Central Daylight Time, (the “Meeting”) at Citizens Academy, 18617 East Highway 29, Buchanan Dam, Texas 78609. You will find a map with directions to the meeting on the outside back cover of the Proxy Statement. This Proxy Statement and the enclosed proxy card were sent to our shareholders on or about April
30, 2007.
The following matters will be acted on at our Meeting:
•	Elect the nine (9) members of our Board of Directors;

•	Ratify the appointment of Ernst & Young LLP as our registered independent public accounting firm for 2007; and

•	Transact such other business as may properly come before the Meeting or any adjournment thereof.
You are requested to complete the enclosed proxy card, sign where indicated, and return it to our transfer agent in the envelope provided, which requires no postage if mailed in the United States. Solicitation of proxies will be primarily through the mail. Proxies may also be solicited by personal solicitation, telephone or Internet, by our directors, officers and employees at no additional cost to us. We will also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward soliciting material to the beneficial owners of our common stock held of record by such persons, firms, or institutions, and we will reimburse the forwarding expense. The cost of this solicitation will be borne by us.
PROXIES
Shares represented by properly executed proxies received by us prior to the Meeting will be voted as specified thereon. If a proxy fails to specify how it is to be voted on any proposal it will be voted FOR the director nominees listed in this proxy statement and FOR the proposal to ratify the appointment of Ernst & Young LLP. If other matters come before the Meeting, the persons named on the accompanying proxy will vote in accordance with their best judgment with respect to such matters. A person giving a proxy shall have the power to revoke it at any time before it is voted by notifying our Secretary in writing or by personally withdrawing such proxy at the Meeting. With regard to election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Brokers who have not received instructions from their customers in uncontested elections may vote in the election of directors shares held in street name.
Shareholders may vote using any of the following methods:
1.	BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope provided. The named proxies will vote your stock according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your stock in favor of the proposals.

2.	BY TELEPHONE: Call toll free (800) 652-VOTE (8683).
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 1:00 a.m. Central time on June 5, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
3.	BY INTERNET: http://www.investorvote.com
•	Use the internet to vote your proxy 24 hours a day, 7 days a week, until 1:00 a.m. Central time on June 5, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
A shareholder may revoke his or her proxy at any time before it is exercised by:
1.	giving written notice of revocation no later than the commencement of the meeting to our Secretary, Geoffrey M. Kolander:
•	If before commencement of the meeting on the date of the meeting, by personal delivery to Mr. Kolander at the meeting site; and

•	If delivered before the date of the meeting, to Mr. Kolander at Citizens’ offices, 400 East Anderson Lane, Austin, Texas 78752;
2.	delivering no later than the commencement of the meeting a properly executed, later-dated proxy; or

3.	voting in person at the meeting.
Voting by proxy will in no way limit your right to vote at the meeting if you later decide to attend in person. If your stock is held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the meeting. If no direction is given and the proxy is validly executed, the stock represented by the proxy will be voted in favor of the proposals. The persons authorized under the proxies will vote upon any other business that may properly come before the meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. Other than the approval of the matters above, we do not anticipate that any other matters will be raised at the meeting.
RECORD DATE
Only shareholders of record at the close of business on April 16, 2007 are entitled to vote at the Meeting. As of the record date, we had outstanding and entitled to vote 40,312,892 Class A shares of common stock and 1,001,714 Class B shares of common stock. Also outstanding as of the record date, were 29,014 shares of Series A Preferred Stock, entitled to vote based on the number of shares of Class A common stock into which such shares of Series A Preferred Stock are convertible as of the record date (or 2,525,300 shares of Class A common stock).
QUORUM AND VOTING
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of each class of our common stock entitled to vote at the Meeting, including, for the purposes of the Class A common stock vote, the presence, in person or by proxy, of holders of Series A Preferred Stock voting on the basis of the number of shares of Class A common stock into which such shares of Series A Preferred Stock are convertible as of the record date, is necessary to constitute a quorum for that particular class of common stock at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum is not present or represented at the Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn or recess the Meeting from time to time for up to thirty (30) days without notice, other than announcement at the Meeting, until a quorum is present or represented. At such reconvened Meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the Meeting as originally noticed.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
We have two classes of common stock. Both classes of common stock are equal in all respects, except that (i) Class B common shareholders elect a simple majority of our Board of Directors and Class A common shareholders elect the remaining directors; and (ii) Class A shareholders are entitled to receive, on a per-share basis, twice the cash dividends paid on a per-share basis to Class B shareholders. Each outstanding share of common stock has one vote in all matters to be considered at the Meeting. In the election of directors, the nominees receiving the highest number of votes cast in their favor will be elected to our board, subject to the right of the Class B shareholders to elect a simple majority of the directors.
As of the record date, there were 29,014 shares of Series A Preferred Stock outstanding, entitled to vote based on the number of shares of Class A common stock into which such shares of Series A Preferred Stock are convertible as of the record date (or 2,525,300 shares of Class A common stock).
Management knows of no matters to be submitted at the Meeting with respect to which the shareholders are entitled to vote, other than the proposals described in this proxy statement. In the event other matters properly come before the Meeting, the persons named in the proxy will vote according to their best judgment.
The following table shows, as of April 16, 2007, certain information with regard to the beneficial ownership of our common stock:
•	by each of our executive officers and director nominees,

•	by all of our executive officers and director nominees as a group, and

•	by each person or group who is known by us to own beneficially more than 5% of our outstanding common stock.

	Shares Owned and	Percent of
Name and Address	Nature of Ownership (1)	Class
Harold E. Riley	4,269,623 Class A(2)	10.6%
400 E. Anderson Lane	1,001,714 Class B(2)	100.0%
Austin, TX 78752
Rick D. Riley 400 E. Anderson Lane Austin, TX 78752	874,468 Class A(3)	2.2%
Ray A. Riley 400 E. Anderson Lane Austin, TX 78752	532,688 Class A(4)	1.3%
Timothy T. Timmerman 4903 Whitethorn Court Austin, TX 78746	9,088 Class A	(6)
Steven F. Shelton 7359 Road X Lamar, CO 81052	3,039 Class A	(6)
Mark A. Oliver 400 E. Anderson Lane Austin, TX 78752	22,181 Class A(5)	(6)
Larry E. Carson 400 E. Anderson Lane Austin, TX 78752	717 Class A	(6)
Dr. E. Dean Gage Texas A&M University College of Veterinary Medicine College Station, TX 77843	1,661 Class A	(6)

	Shares Owned and	Percent of
Name and Address	Nature of Ownership (1)	Class
Dr. Richard C. Scott 4638 Baylor Camp Rd. Crawford, TX 76638	3,447 Class A	(6)
Grant G. Teaff 8265 Forest Ridge Waco, TX 76712	5,501 Class A	(6)
Dr. Robert B. Sloan, Jr. 7706 Fondren Road Houston, TX 77074	-0- Class A	(6)
All executive officers	5,722,413 Class A	14.2%
and directors as	1,001,714 Class B	100.0%
a group (11 persons)
Gala Management Services, Inc. (as trustee of four non-U.S. trusts and/or record holder) Ave. Federico Boyd y Calle 51 Este #18 Edificio Scotia Plaza, Piso 10 Panama City, Panama	13,477,914 Class A	(7)
Dimensional Fund Advisors 1299 Ocean Avenue Santa Monica, CA 90401	2,101,185 Class A(8)	5.2%

(1)	Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property law.

(2)	Owns 3,867,519 Class A shares directly and his spouse owns 402,104 Class A shares. The Harold E. Riley Trust, of which Mr. Riley is the controlling Trustee, owns all of the 1,001,714 issued and outstanding shares of Class B common stock.

(3)	Owns 498,817 Class A shares directly, 15,774 Class A shares as joint tenant with spouse, and 359,877 Class A shares indirectly as trustee for minor children.

(4)	Owns 308,500 Class A shares directly, 21,997 Class A shares as joint tenant with spouse, and 202,191 Class A shares indirectly as custodian for spouse and minor children.

(5)	Includes 2,437 shares pledged as security to a third party lender.

(6)	Less than one percent (1%).

(7)	This number and the information in this footnote was obtained from an amended Schedule 13D filed with the SEC on or about March 20, 2007. Galindo, Arias & Lopez is a Panamanian law firm which is the 100% owner of two trust companies, Gala Management Services, Inc. (“Gala”) and Regal Trust (BVI) Ltd. (“Regal”). The principal business of each of these companies is to act as trustee for two trusts each. The beneficiaries of these trusts are (i) non-U.S. policyholders of a Company insurance subsidiary, CICA Insurance Company of America (“CICA”), who, since 1987, have assigned their life insurance policy dividends, paid and payable by CICA, to two trusts administered by Gala and Regal (one trust each), and (ii) non-U.S. insurance sales associates of CICA who, since 1987, have assigned various life insurance policy sales commissions paid and payable to them to two trusts administered by Gala and Regal (one trust each). The purpose of each trust is to accumulate our Class A common stock for its beneficiaries. In order to join a trust, a policyholder or sales associate must certify that he or she is neither a citizen nor a resident of the United States. No beneficiary has power to direct a purchase or sale of the Class A common stock held by a trust so long as such beneficiary has not liquidated such beneficiary’s participation in such trust.

The reporting persons named below may be deemed to be a group as defined in Rule 13d-5(b) under the Securities Exchange Act of 1934 and, as such a group, may be deemed to beneficially own an aggregate of 13,477,914 shares of Class A common stock (33.4% of the outstanding Class A common stock as of the record date).

GAMASE Insured Trust holds 7,777,127 shares of the Class A common stock and may be deemed to beneficially own such shares pursuant to Rule 13d-3 (19.0% of the outstanding Class A common stock as of the record date).

Regal Policyholders Trust holds 4,786,670 shares of the Class A common stock and may be deemed to beneficially own such shares pursuant to Rule 13d-3 (12.0% of the outstanding Class A common stock as of the record date).

GAMASE Agents Trust holds 354,936 shares of the Class A common stock and may be deemed to beneficially own such shares pursuant to Rule 13d-3 (1.0% of the outstanding Class A common stock as of the record date).

Regal Associates Trust holds 559,181 shares of the Class A common stock and may be deemed to beneficially own such shares pursuant to Rule 13d-3 (1.0% of the outstanding Class A common stock as of the record date).

Gala is the sole trustee of GAMASE Insureds Trust and GAMASE Agents Trust, and therefore may be deemed to beneficially own 8,132,063 shares of the Class A common stock (20.0% of the outstanding Class A common stock as of the record date).

Regal is the sole trustee of Regal Policyholders Trust and Regal Associates Trust, and therefore may be deemed to beneficially own 5,345,851 shares of the Class A common stock pursuant to Rule 13d-3 (13.0% of the outstanding Class A Common Stock as of the record date).

Galindo, Arias & Lopez owns a 100% interest in each of the Gala Management and Regal, and therefore may be deemed to beneficially own 13,477,914 shares of the Class A common stock (33.0% of the outstanding Class A common stock as of the record date).

No reporting person has either sole or shared power to direct the vote with respect to any shares of Class A common stock.

(8)	This number and the information in this footnote was obtained from a Schedule 13D filed with the SEC on or about February 1, 2007, by Dimensional Fund Advisors LP, reporting sole power to vote or direct the vote over 2,101,185 shares and sole power to dispose or direct the disposition of 2,101,185 shares.
None of the above named persons owns any of our Series A Preferred Stock. We are not aware of any arrangement, including any pledge by any person, of our common stock, the operation of which may at a subsequent date result in a change of control of our Company.
CONTROL OF THE COMPANY
Harold E. Riley is deemed to be the “controlling shareholder” of our Company. Mr. Riley owns, directly and indirectly, 4,269,623 shares (10.6%) of the outstanding Class A common stock and 1,001,714 shares (100%) of the Class B common stock, which stock elects a majority of our Board of Directors.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Harold E. Riley has advised us that he intends to vote all of his Class A shares in favor of the Class A nominees and all of the Class B shares owned by the Harold E. Riley Trust in favor of the Class B nominees. Class A nominees receiving the highest number of votes cast in their favor will be elected to the Board of Directors. Cumulative voting in the election of directors is not permitted. The Class B nominees will be elected as directors upon the affirmative vote of the Class B shares by Harold E. Riley as controlling trustee of the Harold E. Riley Trust. If for any reason any nominee herein named is not a candidate when the election takes place (which is not expected), the proxy will be voted for the election of a substitute nominee at the discretion of the persons named in the proxy.
Listed below are the persons who have been nominated for election as our directors to serve for one year until the next annual meeting of shareholders, or until their respective successors are duly elected and qualified. Class A shareholders will vote on the nominees indicated below for election by Class A shareholders, and Class B shareholders will vote on the Class B nominees.
Nominees for Election by Class A Shareholders

		Principal	Director
Name	Age	Occupation	Since
Dr. E. Dean Gage	64	Executive Director and Bridges Chair, Center for Executive Leadership, Veterinary Medical Education Texas A&M University College Station, TX	2000
Steven F. Shelton	51	Farmer/Rancher Principal owner of Prairie Wind Energy Lamar, CO	1993
Timothy T. Timmerman	46	President Commerce Properties of Texas	1989
Dr. Robert B. Sloan	58	President and Chief Executive Officer Houston Baptist University Houston, TX	—

Nominees for Election by Class B Shareholders

		Principal	Director
Name	Age	Occupation	Since
Mark A. Oliver	48	President of the Company Austin, TX	1997
Harold E. Riley**	78	Chairman of the Board of the Company Austin, TX	1987
Rick D. Riley **	53	Vice Chairman of the Company; Chairman of the Board, President and CEO of CICA Life Insurance Company of America and subsidiaries Austin, TX	1989
Dr. Richard C. Scott	72	Former Vice President, Development, Baylor University Waco, TX	2000
Grant G. Teaff	73	Executive Director, American Football Coaches Association Waco, TX	2004

**	Harold E. Riley is the father of Rick D. Riley, Ray A. Riley, our Executive Vice President, Chief Marketing Officer, and Randall Riley, Vice President, Latin American Division of our primary insurance subsidiary, CICA Life Insurance Company of America. There are no other family relationships between or among the nominees to our Board and our executive officers.
Information concerning the nominees is set forth below:
Dr. E. Dean Gage, Executive Director and Bridges Chair, Center for Executive Leadership, Veterinary Medical Education, Texas A&M University, College Station, Texas, 2004 to present; Associate Dean of Professional Programs, College of Veterinary Medicine, Texas A&M University, College Station, Texas, 2001 to 2004; President Men’s Leadership Ministries, Bryan, Texas, from 1996 to 2000; Executive Director, Center for Executive Development College of Business, Texas A&M University, College Station, Texas, from 1994 to 1996; President, Texas A&M University, College Station, Texas from 1993 to 1994; Executive Vice President and Provost, Texas A&M University, College Station, Texas from 1989 to 1993.
Mark A. Oliver, our President, Chief Corporate Officer and Chief Investment Officer from June 2006 to present; our President, CEO and Chief Investment Officer from July 2005 to June 2006; our President, Chief Investment Officer and Treasurer from February 2004 to July 2005; President and Vice Chairman of our affiliates from February 1999 to present; President of us and our affiliates from March 1997 to February 1999; Executive Vice President, Chief

Financial Officer, Secretary and Treasurer of us and our affiliates from 1990 to 1997; Treasurer and Chief Financial Officer of us and our affiliates from 1988 to 1990; Treasurer and Controller of us and our affiliates from 1984 to 1988.
Harold E. Riley, controlling stockholder; our Chairman of the Board from 1987 to present and CEO from June 2006 to present; Chairman of the Board of us and our affiliates from 1994 to 1999; Chairman of the Board and Chief Executive Officer of us from 1992 to 2000; Chairman of the Board and Chief Executive Officer of us and our affiliates from 1992 to 1999; President of us and our affiliates from November 1996 to March 1997; Chairman of the Board, Chief Executive Officer and President of us and our affiliates from 1987 to 1992; Chairman of the Board, President and Chief Executive Officer, Continental Investors Life Insurance Company from 1989 to 1992.
Rick D. Riley, our Vice Chairman since 2000; Vice Chairman and CEO from October 2000 to July 2005; Chairman of the Board of Directors, President and CEO of CICA LIFE Insurance Company of America and its affiliates, our subsidiary, from February 2004 to July 2005. Chairman of the Board of Directors, President and CEO of Citizens Insurance Company of America and its affiliates, our subsidiary, from February 1999 to January 2004; our Chief Administrative Officer and Secretary from October 1998 to February 1999; our Executive Vice President from September 1995 to 1998; our Chief Operating Officer from September 1995 to March 1997; our Chief Administrative Officer from 1994 to June 1995, and President thereafter until September 1995; our Executive Vice President and Chief Operating Officer from 1990 to 1991 and 1992 to 1994; President, Computing Technology, Inc. our subsidiary from 1991 to 1992; our Executive Vice President, Data Processing, from 1987 to 1991; Executive Vice President, Continental Investors Life Insurance Company from 1989 to 1992.
Dr. Richard C. Scott, Former Vice President, Development, Baylor University, Waco, Texas from 1996 to 2006; 1977 to 1996, Dean of Hankamer School of Business, Baylor University; 1972 to 1977, Associate Dean, Director of Graduate Studies, Professor of Management, Hankamer School of Business, Baylor University; 1971 to 1972, Acting Dean while Dean was on leave; 1968 to 1971, Associate Professor of Management, Director of Special Programs, Hankamer School of Business, Baylor University; 1964 to present, Consultant to various firms and governmental agencies in the areas of planning, management strategy, acquisition and sale of business and business evaluations; 1997 to January 2004, Director of Winnebago Industries; 1994 to 1997, Chairman of the Board of Trustees of Annuity Board of the Southern Baptist Convention; 1990 to 1997, Member of Executive Committee of the Board of Trustees of the Annuity Board of the Southern Baptist Convention; 1990 to 1994 Chairman of the Investment Committee of the Board of Trustees of the Annuity Board of the Southern Baptist Convention; 1989 to 1994, Member of Investment Committee of the Board of Trustees of the Annuity Board of the Southern Baptist Convention; 1988 to 1989, Member of the Finance Committee of the Board of Trustees of the Annuity Board of the Southern Baptist Convention; 1980 to 1987, Member of the Board of Directors of the Central National Bank; 1976 to present, Owner of controlling interest (with partner) in Trumas, Inc., a closely held corporation; 1976 to present, General partner of S&T Financial, Ltd.
Steven F. Shelton, Rancher/Farmer from 1974 to present; Director, First Centennial Corporation, from January to October 1989 and August 1990 to 1992. Principal owner of Prairie Wind Energy, a wind energy development company formed in 2004.

Timothy T. Timmerman, President, Commerce Properties of Texas from 1990 to present; Partner, Realcom Management from 1990 to 2007.
Grant G. Teaff, Executive Director, American Football Coaches Association from 1994 to present.
Dr. Robert B. Sloan, Jr., President and Chief Executive Officer, Houston Baptist University from 2006 to present; Chancellor, Baylor University, 2005 to 2006; President and Chief Executive Officer, Baylor University from 1995 to 2005.
None of our directors is a director of any other company with a class of securities registered under the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.
What Constitutes Independence for non-employee Directors
Citizens determines whether a director and nominee to be a director is “independent” in accordance with the New York Stock Exchange (“NYSE”) requirements for independent directors (Section 303A of the NYSE’s Listed Company Manual). In order to be considered independent, other than in his capacity as a member of the Board of Directors or any board committee, a director may not accept any consulting, advisory or other compensation fee from Citizens, and may not be an affiliated person of Citizens or any subsidiary. In addition to compliance with NYSE independence requirements, the Board is also responsible to determine affirmatively that each independent director has no other material relationship with Citizens or its affiliates or any executive officer of Citizens or his or her affiliates. A relationship will be considered “material” if in the judgment of the Board it would impair their effectiveness or independent judgment as a director.
Our Board of Directors has determined that directors Gage, Shelton, Timmerman, Scott and Teaff, as well as nominee for director, Dr. Sloan, are independent as set forth in the NYSE independence requirements. In addition, our Board of Directors has determined that each member of the Audit Committee and the Compensation Committee of our Board of Directors is independent in compliance with the independence requirements of the NYSE.
Your Board of Directors recommends a vote for the election of the Class A nominees. Proxies solicited by the Board of Directors will be voted for the nominees as indicated above unless instructions are given to the contrary.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
Our business affairs are conducted under the direction of our Board of Directors. The Board of Directors held three (3) meetings during 2006, at which all directors were present. We do not have an attendance policy, although our directors are expected to attend Board Meetings. The non-management directors hold regularly scheduled executive sessions in which those directors meet without management participation. The director chosen to preside at these sessions is determined on an informal basis at the time of the meeting. In addition, our Board members are encouraged to attend our annual meetings of shareholders, and all our Board members attended our 2006 Annual Meeting of Shareholders.

To assist it in carrying out its duties, the Board has delegated certain authority to four separately-designated standing committees whose functions are described below:
Audit Committee
Members at December 31, 2006: Directors Scott, Gage and Timmerman

Number of Meetings in 2006: 8

Functions:
•	Assists the full Board in fulfilling its oversight responsibilities as they relate to our accounting policies, internal controls, financial reporting practices and legal and regulatory compliance.

•	Responsible for the appointment, compensation and oversight of the work of our registered independent public accounting firm.

•	Monitors the independence and performance of our registered independent public accounting firm and internal auditors.

•	Maintains, through regularly scheduled meetings, a line of communication between the Board and our financial management, any internal auditors and our registered independent public accounting firm.

•	Oversees compliance with our policies for conducting business, including ethical business standards.

•	Oversees our assessment of internal controls as required by the Sarbanes-Oxley Act.
The Board of Directors adopted a restated Audit Committee Charter in November 2002 and subsequently amended and restated the charter on April 22, 2004. The charter is posted on our website at www.citizensinc.com and is attached hereto.
Our Board of Directors has determined that Dr. Richard C. Scott is qualified as an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission. Dr. Scott served as Dean of Hankamer School of Business of Baylor University from 1972 to 1977; from 1971 to 1972 he was the Associate Dean, Director of Graduate Studies, Professor of Management, Hankamer School of Business, Baylor University. He also has been Associate Professor of Management, Director of Special Programs, Hankamer School of Business, Baylor University.
Our Class A common stock is listed for trading on the New York Stock Exchange. Pursuant to NYSE rules, the Audit Committee is comprised of three or more directors as determined by the Board of Directors, each of whom is independent. Our Board of Directors has determined that all of the members of the Audit Committee are independent, as defined in the listing standards of the NYSE and the rules of the SEC.

Compensation Committee
Members at December 31, 2006: Directors Scott, Shelton and Teaff

Held one meeting in 2006.
Functions:
•	Assists the full Board in overseeing the management of our human resources including:
➢	establishing, implementing and continually monitoring adherence with our compensation philosophy.

➢	assisting Chief Executive Officer performance and compensation.

➢	overseeing executive development and succession and diversity efforts.
•	Oversees the evaluation of management.

•	Reviews the Compensation Discussion & Analysis (“CD&A”), and discusses the CD&A with our management. The Compensation Committee then recommends to the full Board of Directors that the CD&A be included in the Proxy Statement or discloses to the full Board of Directors the reasons that it cannot make such a recommendation.
A copy of our Compensation Committee Charter adopted on March 13, 2007 is appended to this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of the Board or Compensation Committee.
Executive Committee
Members at December 31, 2006: Directors Harold E. Riley, Gage and Timmerman

Number of Meetings in 2006: 15
Functions:
•	Authority to manage our business affairs.

•	May not take action when majority of all members of the Board is required by law or by our Articles of Incorporation or Bylaws.

•	Material actions by the committee are subsequently reviewed by the Board.

Nominating/Corporate Governance Functions
Our Board of Directors does not maintain a nominating/corporate governance committee with respect to (i) identifying, evaluating or recommending candidates for our Board of Directors, and (ii) shaping our corporate governance. Instead, these functions are performed by the full Board of Directors. Our Board does not maintain a nominating committee for the following reasons:
•	We are considered to be a “controlled” company since the majority of the members on our Board of Directors are elected by our Chairman, Harold E. Riley, through his beneficial ownership of all of our outstanding Class B common shares. Under NYSE rules, “controlled” companies are not required to maintain a nominating committee;

•	We are a mid-size company and we do not maintain a large number of directors as do many larger public companies; thus, we do not require a special committee whose sole purpose is to identify and evaluate a large director candidate pool or prepare corporate governance rules.

•	A majority of the directors on our Board of Directors are considered to be independent; thus, we believe that the nominating duties and corporate governance rules with respect to the Class A directors can be accomplished in a disinterested manner by our entire Board of Directors.
Our Board of Directors will consider a candidate for a Class A director position proposed by a shareholder. A candidate must be highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board. A shareholder wishing to propose a candidate for the Board’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Citizens, Inc., Board of Directors, 400 East Anderson Lane, Austin, Texas 78752, Attn.: Mark A. Oliver. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment history for at least the past five years indicating employer’s names and description of the employer’s business, educational background and any other biographical information that would assist the Board in determining the qualifications of the individual. The Board will consider recommendations received by a date not later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the prior year’s annual meeting for nomination at that annual meeting. The Board will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.
The Board evaluates nominees for directors recommended by shareholders in the same manner in which it evaluates other nominees for directors. Minimum qualifications include the factors discussed above.
Code of Ethics
Our Board of Directors has adopted a Code of Business Conduct and Ethics (“Code”), which we have posted on our website located at www.citizensinc.com. You may also obtain a copy of our Code by requesting a copy in writing addressed to Citizens, Inc. at 400 East Anderson Lane, Austin, Texas 78752, Attn: Mark A. Oliver or General Counsel, or by calling us at 512-837-7100.

Our Code provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. Among other things, the Code provides that:
•	We will comply with all laws, rules and regulations;

•	Our directors, officers and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities;

•	Our directors, officers and employees are to protect our assets and maintain our confidentiality;

•	We are committed to promoting values of integrity and fair dealing; and

•	We are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports.
Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis (CD&A)
The following Compensation Discussion and Analysis (“CD&A”) describes the material elements of compensation for our executive officers identified in the Summary Compensation Table on page 19 below.
Overview of the Compensation Program. As more fully described below, the Compensation Committee of the Board of Directors (the “Compensation Committee”), which is composed of three independent directors, has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy for our executive officers as well as our directors. The compensation setting process consists of establishing compensation for each executive based on our long term objectives. The Compensation Committee also considers general industry practices and other factors in structuring executive compensation. We do not offer incentive based compensation, nor do we offer bonuses or stock options. Our executive compensation consists of salary and access to our qualified profit-sharing plan. The Compensation Committee seeks to ensure that executive compensation is fair, reasonable and competitive. In order to make this determination, toward the end of each calendar year, the Compensation Committee generally evaluates our performance relative to our business plan, and does the same with respect to similar companies. Additionally, each executive officer’s contribution to our achievements during the year is evaluated.
Compensation Philosophy. The goal of the Compensation Committee is to ensure that we employ qualified, experienced executive officers whose financial interests are aligned with that of our shareholders. Because the Compensation Committee does not believe that a systematic pattern exists between executive compensation and performance variables, our compensation philosophy is not to “motivate” the right behaviors from the wrong people through a complex system of bonus incentives. Rather, our objective is to acquire and retain the right people in the first place.

Compensation Performance Analysis. Harold E. Riley, our founder, was elected as our Chairman of the Board and Chief Executive Officer in 1987, although as our founder, his tenure began in 1968. In October 2000, he relinquished the position as our Chief Executive Officer, as well as his position as Chief Executive Officer to our life insurance subsidiaries, to Rick D. Riley, although he retained his position as our Chairman. However, on July 19, 2005, Mark A. Oliver, President, assumed the additional position of our Chief Executive Officer, while Rick D. Riley remained Chief Executive Officer of our life insurance subsidiaries, and remained as our Vice Chairman. In addition, on June 6, 2006, Mr. Oliver relinquished the position as our Chief Executive Officer and Harold E. Riley assumed that position. Harold E. Riley, Mark A. Oliver and Rick D. Riley have historically been, and currently are, employed by us on an “at-will” basis.
The Compensation Committee has conducted a thorough review of the performance of Harold E. Riley, Rick D. Riley and Mark A. Oliver for the year 2006. This review included an evaluation of the progress made by us towards the attainment of our goals and the role such persons played in our progress. The review also included a broad based comparison of salaries of senior executives of other public life insurance holding companies who are typically identified as comparable to us and the manner in which such executives are compensated.
We made progress financially in 2006 compared to 2005. Despite the impact of legislatively and judicially mandated extensions for filing claims and lawsuits, due to Hurricanes Katrina and Rita in Louisiana, the location of the operations of Security Plan Life Insurance Company, Security Plan Fire Insurance Company, and our home service business subsidiaries, we made progress financially in 2006 compared to 2005. Our 2006 net income per common share increased from $.13 in 2005 to $.16 in 2006, our net income grew sharply in 2006, reaching $8.7 million, an approximately 18.8 % increase over our income in 2005 of $7.3 million. We also experienced a 10.5% increase in premium income in 2006 over 2005.
Giving consideration to these factors, the Compensation Committee was encouraged by the progress we made during 2006, and it considers each of the above three persons to be valuable officers in implementing our goals. Therefore, it is the opinion of the Compensation Committee that annual salaries for Harold E. Riley, Rick D. Riley and Mark A. Oliver for 2007 be established at $800,000, $350,000, and $325,000, respectively.
Compensation Comparables. To assist in establishing the compensation for 2007, the Compensation Committee also utilized independent sources to identify “comparables” within our industry. The following companies were identified as comparables: National Western Life, Erie Family Life Insurance Company, Financial Industries Corporation, Independence Holding Company, KMG America, Kentucky Investors, Inc., Security National Financial Corporation, UTG, Inc., and Cotton States Life. Compensation data found on these comparables was limited to only those individuals for whom compensation information was disclosed publicly. As a result, the data typically included only the five most highly compensated officers at each company as of their latest public filing. Generally, this correlated to the Chairman/CEO, Vice Chairman, President and the individuals who are executive vice presidents or the equivalent with us. Additional data obtained on each comparable company included total assets, debt, revenue and net income. No research was conducted to assist in establishing compensation at other levels within us.
Comparative Compensation Analysis. The overall results of the comparables study provided additional information for the Compensation Committee’s final determination. As noted above, the Compensation Committee reviewed a number of factors within the comparable companies;

however, the focus of attention was on base salary compensation, which consisted of salary excluding bonuses and any matching contributions to a company’s 401(k) plan.
For the purposes of the comparison analysis, three comparables were selected for discussion. The Compensation Committee determined that these were the most congruent with Citizens, Inc. in relation to markets, assets, size and revenue. These comparables were: National Western Life (“National Western”), Financial Industries Corporation (“FIC”) and KMG America (“KMG”). Although National Western’s assets and revenues are larger, it is a publicly traded insurance company in Austin, Texas with international marketing operations that are significantly similar to ours. FIC and KMG were closest to us in assets and revenue.
Based on the Compensation Committee’s analysis, the 2007 compensation for Harold Riley of $800,000, our Chairman and Chief Executive Officer, was determined to be appropriate in the determination of the Compensation Committee. This amount was significantly lower (approximately 46.4%) than the base compensation for the Chairman/CEO of National Western. This is to be expected since National Western reported assets in June 2006 of over $6 billion and revenues close to three times that of ours. However, this amount is higher than both FIC and KMG. In the case of FIC, this amount was higher by approximately 13.7%. It should be noted, though, that FIC’s last available SEC filing at the time of the Compensation Committee’s review was December 31, 2003. Furthermore, FIC’s Chairman/CEO also reported a bonus of $2.5 million in 2003 (the last information available). As Harold E. Riley’s recommended 2007 salary relates to KMG, this amount was significantly higher (approximately 41%) than the base compensation for its Chairman/CEO. The data for KMG was analyzed as of its June 2006 SEC filing.
In analyzing these factors, the Compensation Committee performed a subjective analysis of the averages for FIC and KMG, combined with the comparison to National Western, which suggests that $800,000 is an appropriate compensation for our Chairman/CEO. This is particularly true when considering the fact that a significant majority of the comparable companies had targeted compensation beyond base salary. The compensation of executives in these companies included bonuses, stock options and contributions to company 401(k) plans.
The Compensation Committee followed a similar, albeit slightly less elaborate, process with respect to comparing the compensation for our other senior executives. These salaries were not objectively determined, but instead reflect the levels that the Compensation Committee concludes were appropriate based upon our compensation philosophy and their experience and tenure with us. The Compensation Committee also performed a similar analysis with respect to other senior management.
Board Process and Conclusion. The Compensation Committee’s recommendations are subject to approval of the Board of Directors. Once the Board of Directors has completed its analysis, it discusses its conclusions with senior management. The Board of Directors has analyzed and discussed with senior management the recommended 2007 compensation. A similar exercise was conducted in 2006. Additionally, the Compensation Committee reviews and discusses the CD&A with our management. The Compensation Committee then recommends to the full Board of Directors that the CD&A be included in the Proxy Statement or discloses to the full Board of Directors the reasons that it cannot make such a recommendation.

CERTAIN REPORTS
 Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of such reports and amendments thereto furnished to us, we believe that during 2006, all reports were filed on a timely basis.

EXECUTIVE OFFICERS
The following table sets forth certain information concerning our executive officers who are elected annually by the Board of Directors at the first meeting of the Board following each annual meeting of shareholders:

Name	Age	Position
Harold E. Riley (1)	78	Chairman, Chief Executive Officer
Rick D. Riley (2)	53	Vice Chairman
Mark A. Oliver (3)	48	President, Chief Corporate Officer and Chief Investment Officer
Larry D. Welch (4)	40	Executive Vice President, Chief Operating Officer
Ray A. Riley(5)	46	Executive Vice President, Chief Marketing Officer
Larry E. Carson (6)	53	Vice President, Chief Financial Officer and Treasurer
Geoffrey M. Kolander(7)	31	Vice President, Corporate Secretary and General Counsel
Thomas F. Kopetic (8)	47	Vice President, Accounting

(1)	Mr. Harold E. Riley has served since 1987.

(2)	Rick D. Riley became Vice Chairman in December 1999. He has served in various capacities for us and our affiliates since 1976.

(3)	Mark A. Oliver became President in 1997. He has served in various capacities for us and our affiliates since 1987.

(4)	Larry D. Welch assumed the position of our Executive Vice President, Chief Operating Officer in June 2005. Mr. Welch had served us as Vice President, Policyowner Service, since May 2003. Prior to that time, he was employed by Capital Synergies, Inc., where he served as Vice President of Operations from November 1999.

(5)	Ray A. Riley has served in various capacities for us since 1995, including Director of Personnel and Chief Operating Officer.

(6)	Larry E. Carson joined us as Vice President, Financial Reporting and Tax, and Treasurer in May 2005, and became Chief Financial Officer in 2006. Prior to joining us, he worked at National Western Life Insurance Company, where he served as Assistant Vice President and Assistant Controller from July 1987 to May 2005.

(7)	Geoffrey M. Kolander joined us as Vice President, General Counsel in July 2006, and became Corporate Secretary in March 2007. He served as General Counsel for Tejas Industries, Amarillo, TX, from March 2005 to July 2006, and was an Associate at The Underwood Law Firm, Amarillo, TX from August 2001 to March 2005.

(8)	Thomas A. Kopetic joined us as Vice President, Accounting in September 2006. Prior to that, Mr. Kopetic served as Vice President and Controller of United Teacher Associates Insurance Company, Austin, Texas, from October 2003, and Finance Manager of Unitrin P&C Insurance Group, Dallas, Texas, from October 1998 to October 2003.
********

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
The following table presents the aggregate compensation that was earned by our Chief Executive Officer for 2006 and our four most highly compensated executive officers other than the Chief Executive Officer. There has been no compensation awarded to, earned by or paid to any employee required to be reported in any table or column in any fiscal year, other than what is set forth in the table below.
SUMMARY COMPENSATION TABLE
Annual Compensation

Name and			All Other
Principal			Compensation
Position	Year	Salary	(1)	Total

PEO - Principal Executive Officer
Harold E. Riley,	2006	$779,045	$42,000	$821,045
Chairman and Chief Executive Officer
PFO – Principal Financial Officer
Larry E. Carson,	2006	$125,204	-0-	$125,204
Chief Financial Officer
Rick D. Riley,	2006	$311,738	$42,000	$353,738
Vice Chairman
Mark A. Oliver,	2006	$285,780	$31,710	$317,490
President
Ray A. Riley,	2006	$217,480	$11,325	$228,805
Chief Marketing Officer

(1)	Company contribution to qualified profit-sharing plan. The 2006 amounts represent the results of the 2005 plan year credited in 2006. The 2006 results will not be available until late 2007. Also includes the use of company automobile for each of Harold E. Riley, Rick D. Riley and Mark A. Oliver, the value of which was less than $25,000.
Our employees are covered under our qualified profit-sharing plan (the “Plan”). Under the terms of the Plan, all employees who have completed one year of service are eligible to participate. Vesting begins following completion of two years service and employees become fully vested after six years service. We made a $300,000 contribution in 2004, $500,000 in 2005 and $750,000 in 2006. Messrs. H. E. Riley, R. D. Riley, M. A. Oliver and R. A. Riley had, $372,358, $451,515, $233,852 and $46,051, respectively, vested under the Plan as of December 31, 2006, the last year for which allocations are complete.
For additional information on executive compensation, see “Executive Compensation – Compensation Discussion and Analysis” above, beginning on page 14.

Director Compensation
The following table sets forth all compensation that we paid to our directors in 2006.

Fees Earned or
Name of Director	Paid in Cash ($)

Harold E. Riley	$0
Rick D. Riley	$0
Mark A. Oliver	$0
Dr. Richard C. Scott	$15,000
Grant G. Teaff	$12,600
Dr. E. Dean Gage	$13,800
Steven F. Shelton	$13,200
Timothy T. Timmerman	$14,400
We pay each non-employee director $12,000 per year and reimburse the directors for travel expenses to the Board meetings. Each non-employee director who is on our Board committees also receives $600 per meeting attended in person. Our directors who are also our employees receive no separate or additional compensation for service on the Board, but rather receive only compensation in connection with their employment by us. Our directors do not receive any other compensation, such as stock options or other benefits.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE
Richard C. Scott, Chairman
Steven F. Shelton
Grant G. Teaff
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Vice President, Latin American Division of our primary life insurance subsidiary is Randall H. Riley, son of Harold E. Riley, our founder, Chief Executive Officer and Chairman of the Board, and brother of Rick D. Riley, our Vice Chairman and director, and Ray A. Riley, our Executive Vice President, Chief Marketing Officer. Randall H. Riley is employed “at will” and receives an annual salary of $180,000 and participates in our qualified profit-sharing plan. We are not aware of any other transaction, or series of transactions, since January 1, 2006, or any currently proposed transactions, or series of transactions, to which we or any of our subsidiaries was to be a party, in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, more than 5% shareholder or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
During 2006 and 2005, the following fees were billed to us by our principal accountants:

	2006	2005
Audit Fees	$2,136,000	$1,189,042
Audit Related Fees	-0-	24,000
Tax Fees	-0-	-0-
All Other Fees	-0-	-0-

	$2,136,000	$1,213,042

To help assure independence of our registered independent public accounting firm, our Audit Committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal accountant or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable Securities and Exchange Commission rules. This policy is set forth in our Amended Audit Committee Charter. Of the fees shown in the table which were billed by our principal accountants in 2005 and 2006, 100% were approved by the Audit Committee.
RATIFICATION OF APPOINTMENT OF OUR REGISTERED INDEPENDENT PUBLIC
ACCOUNTING FIRM
Our Audit Committee Charter provides that the Audit Committee shall have the sole authority and responsibility to select, evaluate and, if necessary, replace our registered independent public accounting firm.
On March 23, 2006 our Audit Committee retained Ernst & Young LLP as our registered independent public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2006.
We are requesting that our shareholders ratify the appointment of Ernst & Young LLP by our Audit Committee as our registered independent public accounting firm for the fiscal year ending December 31, 2007. If the shareholders do not ratify this appointment, the Audit Committee will consider such results and determine whether to recommend and appoint a different registered independent public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2007.
One or more members of the firm of Ernst & Young LLP will attend the annual meeting, will have an opportunity to make a statement and will be available to answer questions.
Ratification of the appointment of Ernst & Young LLP as our registered independent public accounting firm requires the affirmative vote of the holders of a majority of the shares present or represented at the annual meeting, in person or by proxy, entitled to vote on this proposal. Abstentions will count as votes against the proposal. Broker non-votes do not count for voting purposes. The Board recommends a vote FOR such ratification.

AUDIT COMMITTEE REPORT
Our Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of our financial management, registered independent public accounting firm and financial reporting procedures. The Audit Committee Charter was adopted in 2000. The Audit Committee Charter was updated and restated in April 2004 in order to meet the requirements of the Sarbanes-Oxley Act of 2002 and is attached to this proxy statement.
Management is responsible for preparing our financial statements and our registered independent public accounting firm is responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by our management and our registered independent public accounting firm. The Audit Committee is also responsible for establishing procedures to address complaints regarding accounting, internal control or auditing issues, as well as the anonymous submission by employees of concerns regarding accounting or auditing matters. In this context, the Audit Committee has met and held discussions with management and our registered independent public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our registered independent public accounting firm.
Dr. Richard C. Scott, the financial expert of the Audit Committee, as well as the other members of the Audit Committee, are independent directors as defined in the rules of the New York Stock Exchange. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including auditor independence. The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by our management and the registered independent public accounting firm.
The Committee has discussed with KPMG LLP, our independent registered public accounting firm for our 2004 and 2005 financial statements and with Ernst & Young LLP, our independent registered public accounting firm for our 2006 financial statements, the independent registered public accounting firm’s matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and applicable SEC Rules. In addition, our independent registered public accounting firm provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee and our independent registered public accounting firm have discussed their independence from us and our management, including the matters in those written disclosures.
The Committee has discussed with our independent registered public accounting firm their evaluations of our internal accounting controls and the overall quality of our financial reporting.
In reliance on the reviews and discussions with management and our registered independent public accounting firm referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

With the approval of the Board of Directors, the Audit Committee dismissed KPMG LLP as our principal accountants and engaged Ernst & Young LLP as our registered independent public accounting firm, effective March 23, 2006.
AUDIT COMMITTEE
Dr. Richard C. Scott
Dr. E. Dean Gage
Timothy T. Timmerman
Change in Accountants
     (a) Dismissal of Accountant. KPMG LLP (“KPMG”) were previously the principal accountants for us and our subsidiaries. On March 20, 2006, that firm’s appointment as principal accountants was terminated. The decision to change accountants was made by the Audit Committee of our Board of Directors.
     The audit reports of KPMG on our consolidated financial statements as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report indicated that we did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contained an explanatory paragraph that stated “the Company’s policies and procedures did not provide for adequate and effective management oversight and review of the Company’s financial reporting process. Specifically, the Company did not revise its management oversight and review protocols to address changes in the qualifications of personnel performing financial reporting functions, and did not provide for effective cross-training of personnel performing financial reporting functions. As a result, numerous material errors were identified in the Company’s financial statement footnotes.” These errors were corrected prior to the issuance of our 2004 consolidated financial statements.
     In connection with the audits of the two fiscal years ended December 31, 2005 and 2004, and the subsequent interim period through March 20, 2006, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG advised us of the material weakness noted in the previous paragraph.
     We provided KPMG with a copy of the foregoing disclosure and requested that KPMG furnish us with a letter, addressed to the Securities and Exchange Commission, stating whether or not KPMG agreed with the statements made in the disclosure, and, if not, stating the respects in which it did not agree. A copy of the letter from KPMG, dated March 23, 2006, was attached as Exhibit 16.1 to our Current Report on Form 8-K dated March 20, 2006.

     (b) Engagement of a New Accountant. Effective March 23, 2006 we engaged Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm. The decision to engage E&Y was made by the Audit Committee of our Board of Directors.
OTHER BUSINESS
Should any other business come before the Meeting, and management is not aware of any at this time and does not expect any, the persons named in the proxy will vote on such business as their best judgment and discretion indicates.
ANNUAL REPORT AND OTHER MATERIAL
A copy of our 2006 Annual Report to Shareholders has been mailed under separate cover. A copy of the report of the Compensation Committee and the Audit Committee of the Board of Directors accompany this Proxy Statement. No part of such material is incorporated herein and no part thereof is to be considered proxy soliciting material.
We file our proxy statements and other information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”). You can inspect and obtain a copy of our proxy statement and other information filed with the SEC at the offices of the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov/ where you can obtain most of our SEC filings. We also make available, free of charge, on our website at www.citizensinc.com our proxy statements filed with the SEC pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after they are filed electronically with the SEC. Our Annual Report can also be viewed at our website.
ELECTRONIC DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT
This Proxy Statement and our 2006 Annual Report are available on our website at www.citizensinc.com. Instead of receiving paper copies of next year’s Proxy Statement and Annual Report in the mail, shareholders can elect to receive an e-mail message which will provide a link to these documents online. By opting to access your proxy materials online, you will save us the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources.
Shareholders of record may enroll in the electronic proxy and Annual Report access service for future Annual Meetings of Shareholders by registering online at www.computershare.com/US/ecomms If you vote by Internet, simply follow the prompts regarding electronic distribution consent on that site. Beneficial, or “street name,” shareholders who wish to enroll in electronic access service should review the information provided in the proxy materials mailed to them by their bank or stockbroker.
Reduce Duplicate Mailings
We are required to provide an Annual Report to all shareholders who receive this Proxy Statement. If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize us to discontinue duplicate mailings of future Annual Reports. To do so, mark the designated box on each proxy card for which you wish to discontinue receiving an Annual Report. If you are voting by the Internet or telephone you can either follow the prompts when you vote or give us instructions to discontinue duplicate mailings of future Annual Reports. Street name shareholders who wish to discontinue receiving duplicate mailings of future Annual Reports should review the information provided in the proxy materials mailed to them by their bank or stockbroker.
SHAREHOLDER PROPOSALS
Under the rules of the SEC, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2008 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 400 East Anderson Lane, Austin, Texas 78752 by January 2, 2008. The proposal should be sent to the attention of our Secretary.
The SEC also sets forth procedures under which shareholders may make proposals outside of the process described above or to introduce an item of business at an annual meeting of shareholders. These procedures require that shareholders must submit items of business in writing to our Secretary at our principal executive offices. We must receive the notice of your intention to propose an item of business at our 2008 Annual Meeting no later than 45 days in advance of the 2008 Annual Meeting if it is being held within 30 days preceding the anniversary date (June 5, 2007) of this year’s meeting.
For any other meeting, the item of business must be received by the tenth day following the date of public disclosure of the date of the meeting. These requirements are separate from and in addition to the SEC’s requirements described in the first paragraph of this section relating to including a proposal in our proxy statements.
Our annual meeting of shareholders is generally held on the first Tuesday in June. Assuming that our 2007 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by April 21, 2008.
In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for shareholder proposals.
CORPORATE GOVERNANCE INFORMATION AVAILABILITY
Our Compensation Committee Charter, Audit Committee Charter, and the Corporate Governance Guidelines are available on our website at www.citizensinc.com. The information is also available in print to any shareholder who makes a request. Please send a written request to the Secretary, Citizens, Inc., P. O. Box 149151, Austin, Texas 78714-9151, Attn: Secretary.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Any communication from a shareholder or interested party to the Board of Directors may be mailed to:
Citizens, Inc.
400 East Anderson Lane
Austin, Texas 78752
Attn: Board of Directors (or committee name or director’s name as appropriate)
It should be clearly noted on the mailing envelope that the letter is a “Board of Directors Communication.” All such communications should identify the author as a shareholder or interested party and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. This procedure for communicating with the Board of Directors is also posted on our website at www.citizensinc.com.
BY THE ORDER OF THE BOARD OF DIRECTORS

Austin, Texas	/s/ Geoffrey M. Kolander, Secretary
Date: April 30, 2007

CITIZENS, INC.
AMENDED AND RESTATED
Audit Committee Charter
Adopted April 22, 2004
A. Purpose
The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:
•	the integrity of the Company’s financial statements;

•	the Company’s financial reporting process;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors.
B. Structure and Membership
1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable rules of the NYSE, each member of the Audit Committee shall be independent as defined by such rules.

3.	Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C. Authority and Responsibilities
General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors
1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. In its evaluation of the independent auditor, the Audit Committee shall present its conclusions with respect to the independent auditor to the full Board of Directors. The Audit Committee shall also, with respect to its review of the independent auditor, review and evaluate the lead partner and other senior members of the independent auditor. The Audit Committee shall take into account the opinions of management and the Company’s internal auditors. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Additional Independence Procedures. The Audit Committee shall:
•	confirm the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the Sarbanes-Oxley Act;

•	confirm that the CEO, controller, CFO, and CAO (or other persons serving in similar capacities) were not employed by the independent auditor, or if employed, did not participate in any capacity in the audit of the Company, in each case, during the one-audit-year period preceding the date of initiation of the audit, as required by Section 206 of the Sarbanes-Oxley Act; and

•	annually consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent audit firm.
4.	Quality Control Review. Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and whether the types of non-audit services provided are compatible with maintaining the auditor’s independence.

5.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee. As part of its evaluation of compensation for the independent auditor, the Audit Committee shall compare the fees paid for audit services to those paid by peer companies as a means of assessing whether the scope of audit work is sufficient.

6.	Pre-approval of Services. The Audit Committee shall pre-approve all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

7.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:
•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.
Audited Financial Statements
8.	Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

9.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

10.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.
Review of Other Financial Disclosures
11.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

12.	Earnings Release and Other Financial Information. The Audit Committee shall discuss generally the types of information to be disclosed in the Company’s earnings press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies and others.

13.	Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Controls and Procedures
14.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal controls over financial reporting, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

15.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

16.	Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.

17.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.
D. Procedures and Administration
1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

3.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter.

4.	Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

5.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

6.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

7.	Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance and report its findings to the Board of Directors.

CITIZENS, INC.
AMENDED AND RESTATED
Compensation Committee Charter
Adopted March 13, 2007
A. Purpose
The Committee is appointed by the Board of Directors to discharge the Board of Directors’ responsibilities relating to compensation of the Company’s directors and executive officers. The Committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs of the Company. The Committee is also responsible for producing a report on executive compensation and for reviewing and discussing the compensation discussion and analysis (“CD&A”) for inclusion in the Company’s proxy statement to shareholders.
B. Structure and Membership
1.	Number. The Compensation Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable rules of the New York Stock Exchange, each member of the Compensation Committee shall be an “independent director” as defined by the applicable rules of the New York Stock Exchange.

3.	Unless the Board of Directors elects a Chair of the Compensation Committee, the Compensation Committee shall elect a Chair by majority vote.

4.	Compensation. The compensation, if any, of Compensation Committee members shall be as determined by the Board of Directors.

5.	Selection and Removal. Members of the Compensation Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Compensation Committee from such committee, with or without cause.
C. Authority and Responsibilities
General

The Compensation Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management in accordance with its business judgment.

Compensation Matters
1.	Executive Officer Compensation. The Compensation Committee shall review and approve, or recommend for approval by a majority of the independent directors of the Board of Directors, executive officer (including the Company’s Chief Executive Officer (the “CEO”)) compensation, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements;

change-in-control benefits and other forms of executive officer compensation. The Compensation Committee or the independent directors of the Board of Directors, as the case may be, shall meet without the presence of executive officers when approving CEO compensation but may, in its or their discretion, invite the CEO to be present during approval of other executive officer compensation.

2.	Plan Recommendations and Approvals. The Compensation Committee shall periodically review and make recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans. In addition to any recommendation provided by the Compensation Committee to the full Board of Directors, the Compensation Committee shall approve, or recommend for approval by a majority of the independent directors of the Board of Directors, any tax-qualified, non-discriminatory employee benefit plans (and any parallel nonqualified plans) for which stockholder approval is not sought and pursuant to which options or stock may be acquired by officers, directors, employees or consultants of the Company.

3.	Incentive Plan Administration. The Compensation Committee shall exercise all rights, authority and functions of the Board of Directors under any and all Company stock option, stock incentive, employee stock purchase and other equity-based plans.

4.	Director Compensation. The Committee shall have the sole authority to approve, amend or terminate for directors: (a) the annual compensation, and (b) any additional compensation for service on committees of the Board of Directors, service as a committee chairman, service as a lead director of the independent director sessions of the Board of Directors, meeting fees or any other benefit payable by virtue of director’s position as a member of the Board of Directors, except as provided in Paragraph Number 6 below.

5.	Additional Powers. The Compensation Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

6.	Ratification Required by the Board of Directors. The following shall be presented as a recommendation to the full Board of Directors and approved by the full Board of Directors: (i) any action, including, but not limited to, the adoption or amendment of any non-qualified equity compensation plan that is required by law or regulation to be submitted to the shareholders of the Company for approval, and (ii) any approval, amendment or termination of change in control agreements/provisions related to the directors or officers of the Company. In the event the recommendation of the Committee is not approved by the Board of Directors, the recommended action must be returned to the Committee for further consideration. Any future Committee recommendation regarding such item must, again, be presented to the Board of Directors for its approval.

For the purpose of this Charter, a “non-qualified equity compensation plan” shall mean any plan that does not meet the requirements of Section 401(a) or 423 of the Internal Revenue Code, as amended or the definition of an “excess benefit plan” within the meaning of Section 3(36) of the Employment Retirement Income Security Act.

7.	Proxy Statement. The Committee shall produce a report on executive compensation and review and discuss the CD&A with management for inclusion in the Company’s proxy statement to shareholders. The Committee shall recommend to the full Board of Directors that the CD&A be included in the proxy statement or shall disclose to the full Board of Directors the reasons that it cannot make such a recommendation.

8.	Competitive Compensation Position. The Committee shall annually review market data to assess the Company’s competitive position of each material component of executive compensation (especially base salary, annual incentives, long-term incentives, and supplemental executive benefit programs) by reviewing market data for appropriate peer companies.

9.	Cash Effect. The Committee shall monitor the cumulative cash effect on the Company caused by bonus and other cash-based incentive plans of the Company, especially in relation to the Company’s net income for the applicable year(s).

10.	Stock Ownership Policy. The Committee shall establish and monitor the stock ownership policy with regard to the officers and directors of the Company and monitor compliance with this policy.
D. Procedures and Administration
1.	Meetings. The Compensation Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Compensation Committee may also act by unanimous written consent in lieu of a meeting. The Compensation Committee shall keep such records of its meetings as it shall deem appropriate. The Committee shall determine which officers of the Company or other visitors to invite to the Committee’s meetings. In the sole discretion of the Committee, the Committee may meet in executive session at any time.

2.	Reports to Board of Directors. Following each substantive action by the Committee, the Committee shall make a report to the full Board of Directors at the next regularly scheduled meeting of the full Board of Directors.

3.	Charter. The Compensation Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

4.	Consulting Arrangements. The Compensation Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and shall have authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to commission compensation surveys or studies as the need arises. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such consultants as established by the Compensation Committee.

5.	Independent Advisors. The Compensation Committee shall have the authority, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Compensation Committee.

6.	Investigations. The Compensation Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Compensation Committee or any advisors engaged by the Compensation Committee.

7.	Annual Self-Evaluation. At least annually, the Compensation Committee shall evaluate its own performance. The Committee shall annually review its own performance by distributing to its members a self-assessment. The results of such self-assessment shall be presented to the Board of Directors at its next meeting.

8.	Delegation. The Committee may form and delegate authority to subcommittees when it determines that such action is appropriate under the circumstances. The Committee may not delegate its duties except to a subcommittee of its members.

9.	Additional Activities. The Committee shall perform any other activities consistent with this Charter, the Company’s Bylaws and applicable law, as the Committee deems appropriate to carry out its assigned duties or as requested by the Board of Directors.

10.	Education/Training. The Company is responsible for providing the Committee with educational resources related to topics pertinent to the work of the Committee and other material as may be requested by the Committee.

There are several routes to Buchanan Dam, Texas. This map outlines two. If you are leaving from the north side of Austin, take HWY 183 North towards Lampasas. At Seward Junction, turn left (west) on HWY 29 towards Burnet. From Seward Junction, it is 35 miles to the property entrance. Stay on HWY 29. From “downtown” Burnet, Buchanan Dam is approximately 12 miles. At Inks Lake bridge, you are 1 mile from the entrance to the property which is just past Buchanan Dam on your right. The entrance to the property has an iron pipe fence with white rock columns. From Mopac and 183, it is approximately 58 miles to the facility.
An alternate and more scenic route is HWY 71 (there are several ways to 71 from Austin other than IH 35). From HWY 71, take HWY 281 North towards Marble Falls. In Marble Falls, turn left on Farm Road 1431 (Pizza Hut and Shell will be on the left). Follow Farm Road 1431 to HWY 29 at the flashing red light and turn right. Buchanan Dam is 2.9 miles from this intersection. An old gas station with a chain link fence around it is on the left side of the road just before the property entrance. Again, look for the white rock columns and iron pipe fence.

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 5, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.								+
1. Election of Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.
	For	Withhold		For	Withhold		For	Withhold
01 - Dr. E. Dean Gage	☐	☐	02 - Steven F. Shelton	☐	☐	03 - Timothy T. Timmerman	☐	☐

04 - Dr. Robert B. Sloan, Jr.	☐	☐

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as the Company’s registered independent public accounting firm for 2007.	☐	☐	☐	3. To transact such other business as may properly come before the meeting or any adjournment thereof.

B Non-Voting Items Change of Address — Please print new address below.

Special Action Mark the box to the right if you would like to discontinue Annual Report Mailing for this Account.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Citizens, Inc.

Notice of Annual Meeting of Shareholders of Citizens, Inc.
Executive Offices: 400 East Anderson Lane, Austin, Texas 78752
Notice is hereby given that the Annual Meeting of Shareholders of Citizens, Inc. will be held Tuesday, June 5, 2007, at 10:00 a.m., Central Daylight Time, at Citizens Academy, 18617 East Highway 29, Buchanan Dam, Texas 78609, for the purposes stated on the reverse side of this proxy.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
It is important, regardless of the number of shares you hold, that your stock be represented at the meeting by a signed proxy card or personal attendance.
(Items to be voted appear on reverse side.)